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                                                                    EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-69613 of Perry Ellis International, Inc. on Form S-8 of our report dated March 19, 2002 appearing in the Annual Report on Form 10-K of Perry Ellis International, Inc. for the year ended January 31, 2002.



Certified Public Accountants

Miami, Florida
April 19, 2002